As filed with the Securities and Exchanged Commission on April 29, 2003.
File No. 811-06342
Registration No. 33-46853

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940
Amendment No. 7

ABERDEEN GLOBAL INCOME FUND, INC.
(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road
Plainsboro, New Jersey 08536
(Address of Principal Executive Offices)

Registrant's telephone number, including Area Code: (609) 282-4600

Beverley Hendry
300 Las Olas Place
300 S.E. 2nd Street, Suite 820
Ft. Lauderdale, FL 33301
(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq
Dechert LLP
1775 I  Street, NW
Washington, DC 20006

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box ./ /

It is proposed that this filing will become effective (check appropriate box)

/ / when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

/ X / immediately upon filing pursuant to paragraph (b)

PART C

Registrant's Articles of Amendment and Restatement dated April 21, 2003, as filed with the Maryland State Department of Assessments and Taxation on April 23, 2003, filed herewith as Exhibit (a)(18).

Registrant's Amended and Restated Auction Agent Agreement dated April 25, 2003, filed herewith as Exhibit (k)(5).

Registrant's Form of Amended and Restated Broker-Dealer Agreement, filed herewith as Exhibit (k)(6).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 7 to its Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 29th day of April, 2003. The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.

ABERDEEN GLOBAL INCOME FUND, INC.

*

Hugh Young
President

By: /s/ Jennifer O. Epstein
Jennifer O. Epstein

as Attorney-in-Fact for Hugh Young

* Pursuant to a power of attorney filed as Exhibit (s)(3) to Amendment No. 5 to Registrant's Registration Statement on August 30, 2001.

EXHIBIT INDEX

Exhibit	Description
(a)(18)	Articles of Amendment and Restatement dated April 21, 2003, as filed with the Maryland State Department of Assessments and Taxation on April 23, 2003.

(k)(5)	Amended and Restated Auction Agent Agreement dated April 25, 2003.

(k)(6)	Form of Amended and Restated Broker-Dealer Agreement.